Exhibit 10.76

PURCHASE CONTRACT

     THIS PURCHASE CONTRACT (“Contract”) made as of the 14th day of February, 2005 between NBS Loudoun Gateway IV, L.L.C., a Delaware limited liability company (“Seller”) and Carr Capital Corporation, a District of Columbia corporation (“Buyer”).

Preliminary Statement

     Seller is the owner of title in fee simple of a certain parcel of land commonly known as 22980 Indian Creek Drive, Dulles, Virginia, legally described on Exhibit “A” attached hereto (“the Property”).

     The parties agree as follows:
1. Sale; Price; Definitions.

          1.1 Seller agrees to sell and convey to Buyer and Buyer agrees to purchase from Seller the Property for the price and on the terms hereinafter stated.

               (a) The Purchase Price (“Purchase Price”) is $21,350,000.00 to be paid as follows:

                    (i) $300,000.00 (the “Initial Earnest Money”) within three (3) business days after the execution of this Contract, to be deposited in escrow with the Escrowee (hereinafter defined) as hereinafter provided, which amount shall be increased by an additional deposit of $300,000.00 (the “Additional Earnest Money”) (both deposits are collectively “Earnest Money”) within three (3) business days after the expiration of the Inspection Period unless Buyer terminates at or prior thereto. The Earnest Money shall be invested, as directed for the benefit of Buyer and the interest accrued thereon shall belong to Buyer. If required by Escrowee, the parties agree to enter into the usual form of deed and money escrow trust instructions used by Escrowee but modified to conform to the terms hereof within five (5) days after the Effective Date (hereinafter defined); and

                    (ii) the balance of the Purchase Price (less the Earnest Money) as the same may be adjusted pursuant to the terms hereof, in cash or by wire transfer in Federal funds at Closing (hereinafter defined) to the account of Escrowee.

               (b) At Closing, Seller will satisfy and discharge all Liens (hereinafter defined).

          1.2 For purposes of this Contract, unless the context shall otherwise indicate, the terms set forth below shall be defined as follows:

               (a) “Property” — as defined in the Preliminary Statement.

               (b) “Improvements” — the buildings, together with all fixtures, equipment and articles of personal property of Seller, erected, installed or located on or used in connection with the Property (the “Personal Property”).

               (c) “Effective Date” — the date of this Contract set forth at the top of the first page hereof.

               (d) “Inspection Period” — Twenty one (21) days after the later to occur of (i) the Effective Date, or (ii) Buyer’s receipt of all Property Information (as hereinafter defined). (Notwithstanding the foregoing, Seller shall have until February 18, 2005 to deliver to Buyer the documentation regarding the Pending Action described in item 21 of Exhibit D attached hereto, without extending the Inspection Period).

               (e) “Closing” — Consummation of the transaction contemplated herein ten (10) business days after the expiration of the Inspection Period.

               (f) “Escrowee” — Commercial Title Group Inc.

               (g) “Title Company” — Commercial Title Group Inc.

               (h) “Permitted Encumbrances” — those matters set forth on Exhibit “B” attached hereto and specifically incorporated by reference herein, as well as other exceptions to title to which Buyer has not objected in writing.

               (i) “Liens” — Seller’s existing mortgage and all other liens and encumbrances on the Property securing the payment of money, including all interest accrued on debts and any prepayment or other penalties or other charges of the holders of the Liens.

               (j) “Legal Requirements” — all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all Governmental Authorities applicable to the Property at or before the Closing.

               (k) “Permits” — the certificates, permits, licenses and other authorizations required to be issued by the appropriate Governmental Authorities for the development of the Property and the construction and use of the Improvements.

               (l) “Governmental Authorities” — the municipal, county, state and Federal governments, agencies, authorities, courts and officers having jurisdiction of the Property.

               (m) “Hazardous Materials” — any substance, material or chemical which is or may be defined as “hazardous substances”, “hazardous materials, “hazardous wastes” or words of similar impact under any federal, state or local statue, law, code or ordinance or under the regulations adopted or guidelines promulgated pursuant thereto, including but not limited to, the Comprehensive Environment Response, Compensation and Liability Acts of 1980, as amended, 42 U.S.C. § 9061 et seq, the Hazardous Materials Transformation Act as amended, 49 U.S.C. § 1801, et seq., and the Resource Conservation and Recovery Act, as amended 42 U.S.C. § 6901, et seq., excluding only petroleum products or other chemicals used in accordance with Legal Requirements by the owner or its tenants of the Property in the usual and ordinary course of their everyday business activities on the premises.

               (n) “Knowledge of Seller” — the actual knowledge of Ronald Siegel, Seller’s CFO and Sam Gould, the president of Seller’s management company, however acquired, but without independent inquiry or investigation. Seller hereby represents to Buyer that Ronald Siegel and Sam Gould have been directly involved in the asset management and property management of the Property since its development.

               (o) “Tenant” — America Online, Inc., a Delaware corporation, pursuant to that certain Deed of Lease dated July 28, 2004 (the “Lease”).

               (p) “Tenant Information” — with respect to the Tenant, any and all financial or credit information in Seller’s possession, provided that to the extent distribution of such information is conditioned upon compliance with any confidentiality restrictions to which Seller is bound, such distribution shall be conditioned upon such compliance by Buyer.

               (q) “Surveys” — as defined in paragraph 2.2(c).

               (r) “Inspection Date” — as defined in paragraph 2.3. (s) “Estoppel Certificate” — as defined in paragraph 6.4(j).

               (t) “Pending Action” — Case entitled Commonwealth Transportation Commissioner of Virginia v. NBS Loudoun Gateway IV, L.L.C., pending in the Circuit Court of the County of Loudoun, at Law No. 30674, involving a previous Certificate of Take dated September 11, 2003, for compensation for an easement on a portion of the Property upon which certain above ground utilities have heretofore been installed, which case is pending as of the Effective Date for the sole purpose of determining compensation related to such taking.

     2. Investigation; Title; Survey; Inspection Date.

          2.1 Subject to compliance with all provisions of the Lease regarding entry on the Property, Buyer and its agents and representatives shall be permitted to enter upon the Property to make a complete physical inspection of the Property, at its own risk and expense, and to inspect, examine, survey and perform such tests, inspections, studies or other evaluations of the Property as Buyer may deem necessary in conjunction with Buyer’s acquisition of the Property, including without limitation, soil testing, testing for Hazardous Materials, and an engineer’s inspection of the Improvements, and to examine the Lease, Tenant Information, and any additional records reasonably requested by Buyer. Seller acknowledges Buyer’s right to inspect the tenant improvements which are in the process of being performed by Tenant to confirm the status of completion. Prior to performing any invasive testing at the Property, Buyer shall provide to Seller evidence of liability insurance reasonably acceptable to Seller. Buyer shall not interfere with the operations of the Tenant, nor shall Buyer have any contact with the Tenant without providing Seller with a reasonable opportunity to participate in such contact. Buyer agrees to repair any damage to the Property caused by such testing and inspection, and to indemnify, defend, and hold Seller harmless from and against any expense, claim or liability for personal injury or property damage caused by entry upon the Property by Buyer’s representatives and employees in connection with Buyer’s inspections or any other entry by Buyer on the Property. Anything contained herein to the contrary notwithstanding, for the period of time hereafter specified, the foregoing indemnity shall survive the Closing or the termination of this Contract for any reason. As part of Buyer’s inspection of the Property, Seller shall provide to Buyer for calendar year 2004, either (i) audited financial statements for the Property which meet the requirements of SX Rule 3-14, as well as any required interim financial statements for the Property, or (ii) existing cash basis operating statements for the Property and access to the supporting records necessary to obtain an audit opinion on such operating statements as well as any interim operating statements prepared after the date of this Contract.

          2.2 (a) Seller has delivered to Buyer copies of the most recent commitments for title insurance for the Property in Seller’s possession. Buyer may obtain with respect to the Property a current commitment for title insurance (“Commitment”), issued by the Title Company, agreeing to issue an ALTA current form, title insurance policy in the amount of the Purchase Price, subject only to Permitted Encumbrances and Buyer’s obligation to close shall be conditioned upon Buyer being able to obtain same.

               (b) Seller shall have delivered to Buyer on or before the Effective Date, to the extent in Seller’s possession, copies of: the Lease, current and historical financial operating statements, real property tax bills or receipts and the certificates of occupancy, surveys, title insurance policies and commitments, as-built plans and specifications) contractor warranties, zoning information, environmental studies, inspection reports, soil investigations and reports, utility information, Permits, and any other materials pertaining to the Property and/or the Lease as set forth on Exhibit “D” attached hereto that are in Seller’s possession (collectively, the “Property Information”).

               (c) Buyer may obtain, at its sole cost and expense, a current survey (“Survey”).

               (d) Except as may be otherwise specifically provided herein, Seller shall satisfy all Liens as well as all exceptions other than Permitted Encumbrances at or before the Closing, shall satisfy all matters on Schedule B-1 of the Commitment (other than matters that are the Buyer’s responsibility).

               (e) Buyer acknowledges that certain above ground utilities have been installed on the Property pursuant to easements obtained by a previous taking in the Pending Action. Buyer may elect subsequent to Closing, at Buyer’s expense, to cause such utilities to be relocated underground.

          2.3 If Buyer, in its sole discretion, decides that it will not proceed with the purchase of the Property for any reason, Buyer may on or before the last day of the Inspection Period (the “Inspection Date”) give written notice to Seller and Escrowee that it is electing to terminate the Contract, whereupon the Initial Earnest Money shall be immediately returned by Escrowee to Buyer and, thereafter, neither Seller nor Buyer shall have any further duties or obligations hereunder. Notwithstanding anything set forth herein to the contrary, if Buyer fails to notify Seller and Escrowee in writing that Buyer waives its right to terminate this Contract pursuant to this Section 2.3 on or before the Inspection Date, Buyer shall be deemed to have waived its right to terminate this Contract pursuant to this Section 2.3, and Buyer shall be obligated to deposit the Additional Earnest Deposit. Upon the Inspection Date, unless Buyer has so elected to terminate this Contract, the Earnest Money shall thereafter be non-refundable to Buyer except in the event of: (a) a breach of any representation or warranty of Seller hereunder, (b) a default by Seller hereunder, or (c) a failure of any condition to Buyer’s obligations hereunder.

     3. Representations. Seller represents and warrants to and agrees and covenants with, Buyer that:

          3.1 Seller is a limited liability company, duly organized and in good standing under the laws of the State of Delaware, and in good standing and duly qualified to conduct business in the Commonwealth of Virginia.

          3.2 Seller has duly authorized the execution and performance of this Contract, and the execution and performance of this Contract will not violate any term of any agreement, judicial decree, statute or regulation to which it is a party or by which it may be bound or affected.

          3.3 Seller has full authority and all necessary approvals to consummate the transaction contemplated herein.

          3.4 To the best of Seller’s knowledge, no Hazardous Materials (except as may be used in the regular operation and maintenance of the Property in accordance with applicable Legal Requirements) are currently located at the Property or have ever been used, handled, manufactured, generated, stored, produced, treated, processed, transferred, or disposed of at or on the Property.

          3.5 There are no actions, suits or proceedings pending or to the knowledge of Seller threatened against or affecting Seller or the Property that would impede or otherwise impair Seller’s ability to perform its obligations under this Contract or that would diminish the value of the Property.

          3.6 As of the date of Closing, there will be no liens or encumbrances affecting or covering the Property or the Lease or any portion thereof (but expressly excluding any liens or encumbrances which arise as a result of or in connection with Buyer’s actions with respect to the Property), other than the Permitted Encumbrances.

          3.7 All payments required to be made by Seller to Tenant, contractors, subcontractors, mechanics, materialmen and all other persons in connection with work done or services performed at Seller’s request or with Seller’s permission or consent (but expressly excluding any payments arising from or in connection with work done or services performed by or on behalf of Buyer with respect to the Property) with respect to the Property that are not being expressly assumed by Buyer pursuant to this Agreement have been made or will be made prior to the date of Closing, or an amount necessary to satisfy same shall be deposited by Seller with the Escrowee at Closing, or Seller shall otherwise satisfy any such claims as required to remove any such matters as an exception to coverage in the title insurance policy of the Buyer.

          3.8 Other than Grubb and Ellis and EnTrust Realty Advisors, LLC (collectively “Brokers”), neither party has dealt with nor does it have any knowledge of any broker or other party who has or may have any claim for a brokerage commission or finder’s fee or like payment arising out of or in connection with the transaction contemplated herein, and each party agrees to indemnify the other from any such claim arising by, through or under such indemnifying party, provided that at Closing, Seller shall be responsible for any commission due EnTrust Realty Advisors, LLC, and Buyer shall be responsible for any commission due Grubb and Ellis.

          3.9 Other than this Contract, the Property is not subject to any outstanding agreement(s) of sale by, through or under, or permitted or caused by, Seller.

          3.10 Other than the Pending Action, Seller has not received any notices of any condemnation actions, special assessments or increases in the assessed valuation of taxes or other impositions of any nature which are pending or being contemplated with respect to the Property or any portion thereof (except for those which may be delivered by Seller to Buyer during the Inspection Period).

          3.11 Except as to the Permitted Exceptions, or the Liens to be released at Closing, there are no liens or security interests against any portion of the Property, nor are there any actions pending which would result in the creation of any lien against or upon any Improvements, and Seller shall not create or voluntarily permit to be created any liens, easements or other conditions affecting any portion of the Property without the prior written consent of Buyer.

          3.12 To the best of Seller’s knowledge, the Property is, and on the Closing Date will be, zoned by applicable Legal Requirements which shall permit the existence of the current Improvements on the Property, the current operation of the existing Improvements thereon, and the use by the Tenant as contemplated by the Lease, and except for such zoning, to the best of Seller’s knowledge, there are no governmental or private regulations, orders, agreements or instruments restricting the current use and operation of the Property as currently used except as may be shown in the Commitment. To the best of Seller’s knowledge, the Property’s parking improvements meet all Legal Requirements and there are no zoning or building code violations pending against the Property. To the best of Seller’s knowledge, all conditions, requirements and proffers applicable to the Property under the Property’s site plan or otherwise have been fully satisfied. To the best of Seller’s knowledge, all public site improvements required to be performed at the Property have been performed and any bonds provided in connection therewith have been released. While the Seller has not received any notices of non-compliance from any governmental agencies, Seller has reason to believe that the entrances to certain bathrooms on the second, third and fourth floors of the office building on the Property may be in non-compliance with the requirements of the Americans with Disabilities Act (the “ADA”). Seller agrees to correct any such non-compliance of the ADA at its sole cost and expense. In the event the correction of such non-compliance is not completed prior to Closing hereunder, the estimated cost of such corrective work shall be deposited by Seller with the Escrowee at Closing to secure the payment of same. Upon the completion of such corrective work by Seller, Seller shall provide Purchaser with a certification from the architect of record confirming completion of such work in compliance with the ADA.

          3.13 Seller is the owner of good and marketable fee simple title to the Property, free and clear of any liens, deeds of trust, pledges, security interests, leases, charges, encumbrances or restrictions of any kind, except as will be shown in the Commitment.

          3.14 Seller is not in default under any indenture, mortgage, deed of trust or loan agreement or under any other agreements to which it is a party or by which it is bound and which in any way affects the Property. Seller is not a party to, nor bound by, any agreement or any order or decree of any court or governmental agency which might to a material degree adversely affect any portion of the Property.

          3.15 To the best of Seller’s knowledge, Seller has paid all taxes, charges and assessments (special or otherwise) required to be paid to any taxing authority which could in any way now or hereafter constitute a lien against the Property or any part thereof (except for taxes and assessments for the current year). Seller has not received any notice from any taxing authority or governmental agency asserting that Seller has failed to file or has improperly filed any tax return or report required to be filed by it, or that it has not paid all taxes, charges or assessments now owing by it (except current taxes and assessments not yet delinquent) which could in any way now or hereafter constitute a lien against the Property or any part thereof; and no action or proceeding is now pending by a governmental agency or authority for the assessment or collection of such taxes, charges or assessments against Seller.

          3.16 Seller has not received any notices from any insurance company of any defects or inadequacies in the Property or any part thereof which would materially and adversely affect the insurability of the Property or the premiums for the insurance thereof.

          3.17 The copies of the Lease and other materials to be delivered to Buyer in accordance with the terms of this Contract (and to be assigned at Closing) are and shall be true and correct and constitute all of such materials affecting the Property. The Lease is in full force and effect and has not been modified, renewed, extended, amended or terminated. Possession of the entire premises leased under the Lease has been tendered to Tenant, and Tenant has paid all rent due under the Lease to date. Neither the landlord nor the Tenant under the Lease are in default under the Lease, and no event or condition has occurred which, with the giving of notice and/or lapse of time, would constitute such a default. All of the initial tenant improvement work contemplated by the Lease to be performed by landlord has been completed in satisfaction of all Lease requirements. All tenant improvement allowances, credits, concessions, improvements, signage and other inducements to be paid or performed by the landlord under the Lease (collectively, the “Lease Liabilities”) have been or will be fully satisfied by Closing, or, to the extent Lease Liabilities are not fully satisfied by Closing, the costs of unsatisfied Lease Liabilities will be credited against the Purchase Price at Closing. Tenant has waived any right to purchase the Property pursuant to the terms of the Lease. The Tenant is not required to provide, and has not provided, any security deposit or payment of rent more than thirty (30) days in advance of when due. The Tenant has not assigned the Lease nor sublet any portion of the premises leased thereunder. The rent roll delivered by Seller to Buyer as a part of the Property Information is, and the updated rent roll to be delivered by Seller to Buyer at Closing shall be, true, accurate and complete.

          3.18 To the best of Seller’s knowledge, all Permits necessary for the operation and occupancy of the Property, including, but not limited to, all building and use permits and a certificate of occupancy, have been obtained on all operations to date and shall be maintained through Closing.

          3.19 Seller has not received any notice of any violation of any Legal Requirements, and to the best of Seller’s knowledge, it has complied with all Legal Requirements.

          3.20 The Property is not the subject of any pending or, to the best of Seller’s knowledge, threatened investigation or inquiry by any governmental authority, or subject to any remedial obligations under any Legal Requirement pertaining to Hazardous Materials.

          3.21 Seller is a “United States person” within the meaning of Sections 1445(f)(3) and 7701(a)(30) of the Internal Revenue code of 1986, as amended.

          3.22 Neither Seller nor any general partner of Seller has commenced (within the meaning of any Bankruptcy Law) a voluntary case, consented to the entry of an order for relief against it in an involuntary case, or consented to the appointment of a custodian of it or for all or any substantial part of its property, nor has a court of competent jurisdiction entered an order or decree under any Bankruptcy Law that is for relief against Seller or any of its general partners in an involuntary case or appoints a custodian of Seller or any of its general partners or for all or any substantial part of its or their property.

          3.23 All bills and claims for labor performed and materials furnished to or for the benefit of the Property by landlord for all periods prior to the Closing Date have been (or prior to the Closing Date will be) paid in full, and on the Closing Date there shall be no mechanics’ liens or materialmen’s liens (whether or not perfected) on or affecting the Property, unless in dispute and insured over by the Title Company.

          3.24 Access to and egress from the Property is available and provided by public streets; all roads bounding the Property are public roads; the Deed is the only instrument necessary to convey to Buyer full access to and the right to use such roads freely as well as all rights appurtenant to the Property in such roads; and Seller has no knowledge of any federal, state, county, municipal or other governmental plans to change the highway or road system in the vicinity of the Property (other than the possible closing of the intersection of Republic Drive and Route 28, which will not restrict public access to the Property) or to restrict or change access from any such highway or road to the Property. All driveway entrances to the Property are permanent and no special access or other permits from the applicable government authorities are required to operate and maintain such driveway entrances. Access to any portion of the Property is not obtained from adjoining public roads by means of easements, rights-of-way or licenses across lands or premises not included within the Property.

          3.25 The Property is either (i) a legally subdivided parcel of land created by a deed of subdivision or similar instrument recorded among the Land Records of Loudoun County, Virginia, or (ii) a single parcel of land created by deed (using a metes and bounds description) recorded among the Land Records of Loudoun County, Virginia, and is not subject to the formal subdivision requirements of Loudoun County, Virginia. In either case, Seller has the right lawfully to convey the Property to Purchaser by deed without any further subdivision or resubdivision of the Property.

          3.26 The Property is an independent unit which does not now rely, and on the Closing Date will not rely, on any facilities (other than the facilities of public utility and water companies and of access from the public roads) located on any property not included in the Property (i) to fulfill any Legal Requirements, (ii) for structural support, or (iii) for the furnishing to the Improvements of any essential building systems or utilities, including electrical, plumbing, mechanical and heating, ventilating and air conditioning systems. No building or other improvement not included in any part of the Property relies on any part of the Property to fulfill any Legal Requirements or for structural support or the furnishing to such building or improvement of any essential building systems or utilities.

          3.27 All water, sewer, gas, electricity, telephone and other utilities required for the use, occupancy, operation and maintenance of the Improvements are connected thereto and in service, are adequate to service the normal operation of the Property, are supplied directly to the Property by facilities of public utilities, and the cost of installation and connection of such utilities has been fully paid. All public utilities required for the operation of the Property enter the Property through lands as to which valid public or private easements exist that will inure to the benefit of Buyer.

          3.28 There are no underground storage tanks located on the Property. Seller has not removed, or caused to be removed, any underground storage tanks from the Property and, to the best of Seller’s knowledge, no underground storage tanks were removed from the Property before Seller acquired title to the Property.

          3.29 The Easement Agreements (as defined in Exhibit “B”) are in full force and effect, constitutes a legal, valid and binding obligations of all parties thereunder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy and similar laws affecting the enforcement of creditors’ rights generally or equitable considerations which may affect a court’s exercise of its equitable powers, and has not been modified, amended or extended; and neither Seller nor any of the other parties to the Easement Agreements is in default (beyond any grace period provided by such Easement Agreements) in the payment of any amount payable by it under the Easement Agreements, and neither Seller nor any of such parties is in default in the performance or observance of any of the other covenants or conditions to be kept, observed or performed by it under the Easement Agreements.

          3.30 No commission, fee or other compensation is payable (or will, with the passage of time or occurrence of any event or both, be payable), with respect to the Lease, except for those which will be paid by Seller on or before Closing, and there are no leasing commissions, fees or other compensation payable in respect of renewals and extensions of the Lease or the expansion of the leased premises the subject thereof. There does not currently exist any exclusive or continuing leasing or brokerage agreements as to any of the space covered by the Lease or as to any space in the Property. No actual or pending claims or rights exist or may accrue against Seller, the Tenant or Buyer for any leasing or brokerage commission, fee or other compensation in respect of all or any portion of the Property that is subject to the Lease.

          3.31 Seller has delivered or will deliver to Purchaser true and complete copies of each of the warranties applicable to the Improvements and Personal Property issued to the Seller or its agents and still in force (the “Warranties”). Each of such Warranties is in full force and effect and has not been modified or amended.

          3.32 The office building on the Property contains 102,987 rentable square feet measured according to the 1996 Modified BOMA Standard Method of Measurement.

     Seller acknowledges and agrees that Buyer has and will rely upon the covenants, agreements, representations, and warranties set forth in this Contract in purchasing the Property and that said covenants, agreements, representations, and warranties are essential conditions but for which Buyer would not acquire the Property. The covenants, agreements, representations, and warranties herein contained shall be binding upon Seller, its successors, assigns, and legal representatives, shall inure to the benefit of Buyer, its successors, assigns and legal representatives, and shall survive the Closing of the sale and purchase of the Property for a period of one (1) year thereafter (the “Warranty Survival Period”).

     Except as otherwise herein expressly provided, Buyer acknowledges that it is purchasing the properties in an “as-is” condition with no warranties either express or implied and that except as otherwise expressly herein provided, Buyer is relying on Buyer’s own investigation.

     4. Seller’s Covenants. From the date of this Contract to Closing, Seller shall:

          4.1 Make all payments of principal and interest required by any mortgage encumbrancing the Property to be made prior to Closing and perform all of the terms and provisions thereof on the part of the mortgagor to be performed.

          4.2 Keep the Improvements insured against loss or damage by fire and all risks covered by an extended coverage endorsement on a replacement cost basis.

          4.3 Perform the landlord’s obligations to Tenant and enforce the obligations of the Tenant under the Lease in accordance with the terms of the Lease.

          4.4 Maintain, and make any necessary repairs or replacements required to keep, the Improvements, in the same condition as they were on the date of this Contract, ordinary wear and tear and casualty losses excepted.

          4.5 Seller will not modify, amend, terminate or revoke the Lease or any service contracts without Buyer’s prior written consent. Seller will deliver to Buyer copies of all notices and correspondence delivered to or received from Tenant in connection with the Lease.

          4.6 Seller will immediately notify Buyer of any notices received from any applicable governmental authority relative to compliance or noncompliance with Legal Requirements.

     5. Closing. Closing shall be effectuated by the delivery of documents and monies in escrow to the Escrowee at the office of the Escrowee on or before ten (10) business days after the Inspection Date.

     6. Conditions Precedent to Buyer’s Obligations. The performance of the obligations of Buyer under this Contract at Closing is subject to satisfaction by Seller or waiver by Buyer of each of the following conditions or requirements:

          6.1 Seller’s warranties and representations under this Contract shall be true and correct, as the same is to be certified pursuant to subsection 6.4(d) below, and Seller shall not be in default hereunder.

          6.2 All of the obligations of Seller contained in this Contract to be performed prior to or as of Closing shall have been fully performed prior to or as of Closing in compliance with the terms and provisions of this Agreement.

          6.3 The good and marketable title to the Property shall be free and clear of all liens and encumbrances, except the Permitted Encumbrances.

          6.4 Seller shall have delivered to Buyer or to the Escrowee acting as settlement agent by or on the date of Closing the following:

               (a) Special warranty deed to the Property executed in recordable form by the Seller conveying to Buyer good and marketable title in fee simple to the Property, free of all liens and encumbrances other than Permitted Encumbrances, in the form attached hereto as Exhibit “E”.

               (b) Bill of sale to the Personal Property transferring to Buyer good title to the Personal Property, in the form attached hereto as Exhibit “F”.

               (c) Assignments (“Assignments”) to Buyer of all right, title and interest of Seller in: (i) the Lease; (ii) all service contracts accepted by Buyer; (iii) all guarantees and warranties of the manufacturers and suppliers of the fixtures and equipment installed on the Property in effect, and of the contractors, subcontractors and materialmen hired in connection with the maintenance of the Improvements; and (iv) to the extent assignable, assignments of all Seller’s right, title, and interest in and to any environmental studies or reports for the Property and (v) the Permits, in the forms attached hereto as Exhibit “G” and Exhibit “H”, respectively.

               (d) Certifications stating that the representations and warranties of Seller made herein shall be true and correct at Closing with the same effect as though such representations and warranties had been made at and as of Closing and agreeing that all claims, liabilities and causes of action arising from such representations and warranties shall survive the Closing for a period of one (1) year. Such certifications shall include a statement as to whether all Lease Liabilities have been fully satisfied and the amount, if any, of any unsatisfied Lease Liabilities as of the date of Closing.

               (e) Rent roll certified by Seller to be correct; and letter to Tenant of the change in ownership and directing the payment of rent as designated by Buyer.

               (f) The original or duplicate originals of the Lease and written service contracts as amended which Buyer elects to accept at Closing.

               (g) Instruments releasing the Liens, if any, or pay-off letters with respect thereto.

               (h) Affidavits to the non-existence of parties in possession (except Tenant of the Property under the Lease) and mechanics liens, and any other affidavits and any “gap” indemnities required by the Title Company to issue the policy required hereunder.

               (i) Certificates in the form provided for in the regulations promulgated by the Treasury Department pursuant to §1445 of the Internal Revenue Code of 1986, as amended stating, under penalty of perjury, Seller’s United States taxpayer identification numbers and that Seller is not a “foreign person”.

               (j) Estoppel Certificate executed by Tenant and dated no earlier than thirty (30) days prior to Closing, substantially in the form appended hereto as Exhibit “C” (“Estoppel Certificate”). A photocopy of the executed Estoppel Certificate shall be provided to Buyer at least three (3) business days prior to Closing.

               (k) Easement Estoppel Certificate executed by Loudoun Gateway Center Owners Association, Inc. and dated no earlier than thirty (30) days prior to the Closing, in a commercially reasonable form approved by the Purchaser (“Easement Estoppel Certificate”). A photocopy of the executed Easement Estoppel Certificate shall be provided to Buyer at least three (3) business days prior to Closing.

               (l) Subordination, Non-Disturbance and Attornment Agreement executed by Tenant substantially in the form appended hereto as Exhibit “I” (“SNDA”). A photocopy of the executed SNDA shall be provided to Buyer at least three (3) business days prior to Closing.

               (m) The Memorandum as executed and acknowledged by the Guarantor for recordation on the Loudoun Gateway V Parcel (as such terms are defined in the attached Joinder of Guarantor).

               (n) The organizational documents of Seller and all resolutions, certifications or other agreements evidencing the requisite authorization of Seller to perform the transactions hereunder, as contemplated by Seller’s organizational documents.

          In the event that any of the foregoing conditions is not satisfied (or expressly waived in writing by Buyer) on or before the date of Closing, Buyer may, at its option, terminate this Contract by written notice thereof to Seller, whereupon the Earnest Money shall be immediately returned by Escrowee to Buyer and, thereafter, neither Seller nor Buyer shall have any further duties or obligations hereunder.

     7. Buyer’s Closing Obligations. At Closing, Buyer shall pay to Escrowee the sums due under this Contract, and shall execute the Assignment.

     8. Closing Adjustments and Payments.

          8.1 The following shall be apportioned between the parties, as of midnight of the day prior to the date of Closing, the day of Closing being a day of income and expense for the Buyer, (provided however if disbursement does not occur by 12:00 noon Central Time on the date of Closing, prorations shall be recomputed as of the following day):

               (a) Rent, provided any rent and any other payments required to be made by or adjusted with Tenant after Closing shall be reapportioned between Seller and Buyer upon receipt thereof as of the date of Closing.

               (b) All real and/or personal property taxes imposed on the owner of the Property, as owner, and not paid by others (for example, taxes billed directly to Tenant and payable by it), which are payable in the year of Closing. If the Closing shall occur before the taxes are fixed for the current tax year, the apportionment of such taxes shall be made on the basis of the most recent ascertainable tax bills. Seller shall retain the right to any tax refunds for taxes paid for any period prior to Closing. Seller shall be responsible for any installments of special assessments not yet due and payable as of Closing, and Buyer shall be responsible for any such installments due and payable thereafter.

          8.2 In addition to the foregoing specific apportionments, Seller shall receive all other income accrued to the date of Closing and shall pay all other expenses accrued or incurred in the operation of the Property to the date of Closing, and Buyer shall receive all other income accruing on or after the date of Closing and shall pay all other expenses incurred or accrued in the operation of the Property on or after the date of Closing. Any item of income or expense which should be apportioned and which is not or cannot be apportioned at Closing shall be duly apportioned as soon as determined, but in all events no later than twelve (12) months after Closing. It is expressly agreed that any compensation, award, damages, or settlement now or hereafter derived from the Pending Action shall be the sole property of Seller, and that Seller shall retain the sole right to prosecute the Pending Action, and Buyer agrees to execute any documentation reasonably requested by Seller to evidence same, which obligation shall survive Closing.

          8.3 Seller shall pay one-half (1/2) of the Grantor’s Tax and the Deed Recordation Tax applicable to the sale of the Property, the cost of preparing the deeds, recording releases of any Liens, and any other costs customarily paid by sellers in the Loudoun area. Buyer shall pay one-half (1/2) of the Grantor’s Tax and the Deed Recordation Tax, title search charges and insurance premiums including all title endorsements, and survey charges. Escrow and any other closing charges, if any, shall be apportioned equally between the parties. Each party shall pay its own attorneys fees and costs.

     9. Default; Remedies: Limitation of Liability. Buyer and Seller hereby acknowledge and agree that the amount of Seller’s damages in the event of a default of this Contract by Buyer at or before the Closing would be difficult or impossible to determine and the Earnest Money is the parties’ best and most accurate estimate of the damages Seller would suffer in the event the transaction provided for in this Contract fails to close by virtue of Buyer’s default. Buyer and Seller agree that Seller’s right to the Earnest Money shall be the sole remedy of Seller in the event of Buyer’s breach or in the event this transaction fails to close because of a default of this Contract by Buyer. In the event that Seller breaches its duties, representations, warranties or covenants under this Contract or defaults hereunder at or prior to Closing, Buyer’s sole and exclusive remedies shall be to elect to: (1) terminate this Contract and recover all Earnest Money and interest accrued thereon from the Escrowee, and, in the event that Seller’s default consists of a wrongful act or omission and has the effect of diminishing the value of the Property to Purchaser, receive the prompt payment from Seller for the full amount of Buyer’s out-of-pocket expenses incurred by Buyer in its efforts to effectuate the transactions contemplated by this Contract, including without limitation, its attorneys fees and the fees and charges incurred to perform its due diligence inspections of the Property (but in no event more than $100,000.00); (2) waive said breach and close the purchase contemplated hereby, notwithstanding such breach; or (3) seek specific performance of Seller’s obligations under this Contract.

     10. Survival. All representations, warranties, covenants, indemnities, agreements and obligations of each party made at or before Closing shall survive Closing and the delivery of the documents to be delivered at Closing, provided that each party must notify the other party, if at all, no later than one (1) year after the date of Closing with respect to any claim hereunder.

     11. Binding Effect. The terms and conditions herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; except that Buyer may not assign its interest in this Contract except to an affiliate of Buyer or an entity directly or indirectly owned or controlled by Buyer or any of its owners, without Seller’s consent, which consent shall not be unreasonably withheld.

     12. Time of the Essence. Time is of the essence of this Contract. If the day for performance of any action described in this Contract shall fall on a Saturday, Sunday or a day on which the banks are closed, the time for such action shall be extended to the first business day after such Saturday, Sunday or day in which the banks are closed.

     13. Notices. Any notices to the parties pursuant to the provisions hereof shall be in writing and delivered overnight by Federal Express or other air courier providing next day delivery, return receipt requested, or by telefacsimile, as follows:

If to Seller:	c/o The Alter Group, Ltd.
5500 West Howard Street
Skokie, IL 60077
Attention: Mr. Ronald Siegel
Telefax No.: (847) 676-4318

With a copy to:	Ash, Anos, Freedman & Logan, L.L.C.
Suite 1211
77 West Washington Street
Chicago, Illinois 60602
Attention: Lawrence M. Freedman, Esq.
Telefax No.: (312) 346-7847

If to Buyer:	Carr Capital Corporation
1750 H Street NW
Suite 500
Washington DC 20006
Attention: Clinton D. Fisch
Telefax No.: (202) 303-3078

With a copy to:	Watt, Tieder, Hoffar & Fitzgerald. L.L.P.
8405 Greensboro Drive
Suite 100
McLean, Virginia 22102
Attention: Colin J. Smith, Esq.
Telefax No.: (703) 749-0479

If to Escrowee:	Commercial Title Group, Inc.
8605 Westwood Center Drive
Suite 200
Vienna, VA 22182
Attention: Douglas A. Nichols
Telefax No.: (703) 506-9615

          All notices shall be effective upon receipt by the means set forth above, except that if delivery is not accepted, notice shall be deemed given and received on the date of such non-acceptance. Counsel named above for a party may give notices for that party with the same force and effect as if given by the party.

     14. Entire Agreement. This Contract and the Exhibits attached hereto constitutes the entire understanding between the parties hereto and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     15. Governing Law. This Contract is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the Commonwealth of Virginia and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said state.

     16. Tax-free Exchange.

          Either party, at the reasonable request of the other, agrees to cooperate so that the sale and/or purchase of the Property is a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code. In order to implement such exchange, either party may, upon written notice, assign its rights, but not its obligations, under this Contract to a third party designated by it to act as a qualified intermediary (as such phrase is defined in applicable Internal Revenue Service regulations). In no event, however, shall the other party incur any additional expense or liability as a result of such exchange or as a result of such cooperation. The Closing shall not be delayed because of any delay in the closing of the Exchange Property.

     17. Confidentiality. Buyer agrees to use its reasonable efforts so that the information received from Seller pursuant to Section 2.2(b) shall not be disclosed by Buyer to any third parties, except for consultants, existing mortgagees, employees and agents of the parties, inspectors, advisors, consultants, and attorneys or as required by law. The provisions of this paragraph shall survive termination of the Contract with respect only to the specific terms and conditions hereof and to such non-public information received from Seller.

     18. Possession. Seller shall deliver possession of the Property to Buyer at Closing.

     19. Risk of Loss. Except as hereinafter provided, risk of all loss, destruction, or damage to the Property, or any portion thereof, from any and all causes whatsoever until consummation of the Closing shall be borne by Seller. In the event that any portion of the Property is damaged by fire or other casualty, or all or any portion of the Property is condemned or taken by eminent domain by any competent authority for any public or quasi-public use or purpose, or preliminary steps in such condemnation for eminent domain proceedings shall have been taken before the date of Closing, Seller shall give immediate notice thereof to Buyer. In the event of any such condemnation or threat thereof, or any such damage which is material, Buyer, at its option, may terminate this Contract by written notice to Seller prior to or at the Closing and receive the return of the Earnest Money. In the event that Buyer does not elect to terminate this Contract as aforesaid or in the event of non-material damage, then the Closing shall take place as provided herein without abatement of the Purchase Price, and Seller shall assign to Buyer at Closing all of the rights and interests of Seller in and to any insurance proceeds or condemnation awards which may be paid or payable to Seller on account of any such occurrence; provided, however, that Seller shall pay to Buyer in cash at Closing the amount of any deductible under any existing insurance policies applicable to such occurrence. For purpose of this paragraph, “material change” shall mean damage, the cost of which to repair is in excess of $250,000.00.

     IN WITNESS WHEREOF, Seller and Buyer have duly executed this Contract as of the date first above written.

SELLER:

NBS Loudoun Gateway IV, L.L.C., a Delaware limited liability company

By:	18 Chai Corp., an IL corp. its manager

By:

Vice President

BUYER:

Carr Capital Corporation, a District of Columbia corporation

By:	/s/ Oliver T. Carr, III

Oliver T. Carr, III
President

JOINDER OF GUARANTOR

     The undersigned, NBS Loudoun Gateway V, L.L.C., a Delaware limited liability company (the “Guarantor”), hereby represents and warrants to Carr Capital Corporation, a District of Columbia corporation, its successors and assigns (“Buyer”), as the Buyer under the attached Purchase Contract (the “Contract”) with NBS Loudoun Gateway IV, L.L.C., a Delaware limited liability company (“Seller”), that Guarantor owns, or will own prior to the Closing under the Contract, the approximately 9.4 acre parcel of land, adjoining the Property immediately to the north (the “Loudoun Gateway V Parcel”). As of the date of the Contract and as of the date of Closing under the Contract, the Loudoun Gateway V Parcel shall be free and clear of any mortgage, deed of trust or other liens. Guarantor shall, however, have the right to allow for the recordation of a mortgage or deed of trust on the Loudoun Gateway V Parcel by an institutional lender, unaffiliated with Guarantor, for the construction of an office building upon the Loudoun Gateway V Parcel (a “Construction Loan”). Guarantor hereby absolutely, irrevocably, and unconditionally guarantees, as a principal obligor and not as a surety, the payment of all losses, costs, expenses, liabilities and damages incurred by Buyer, from the date of Closing through the completion of the Warranty Survival Period, as a result of a breach by Seller of any covenant, agreement, representation or warranty under Section 3 of the Contract (the “Guaranteed Obligations”). This is an absolute, irrevocable, present and continuing guaranty of payment and performance of the Guaranteed Obligations, and not merely of collection. The obligations of Guarantor hereunder are independent of and in addition to the obligations of Seller under the Contract. Guarantor agrees that the obligations, covenants and agreements of Guarantor shall not be discharged, impaired or affected by any act of Buyer or any event or condition, including without limitation, any modification or amendment of the Contract or the waiver, compromise, settlement or release of any of Buyer’s rights thereunder. If an attorney is retained to represent Buyer in any action or proceeding in connection with a default by Guarantor hereunder, then Guarantor shall pay Buyer upon demand all reasonable attorneys’ fees, costs and expenses, including without limitation, court costs, incurred in connection therewith. Guarantor’s obligations hereunder shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia. The obligations of Guarantor hereunder shall extend to and be binding upon and enforceable against Guarantor and its successors in ownership of the Loudoun Gateway V Parcel, and such obligations shall run with the land. On the Closing under the Contract, Guarantor shall execute, acknowledge and deliver to Buyer a memorandum of Guarantor’s obligations hereunder, in form approved by Buyer (the “Memorandum”), for recordation upon the Loudoun Gateway V Parcel. The Memorandum shall, by its terms, be automatically subordinate to the lien of any Construction Loan, and shall contain reasonable provisions for the confirmation of such subordination by Buyer. The Memorandum shall provide that it automatically terminates upon the expiration of the Warranty Survival Period. Guarantor hereby represents to Buyer that Guarantor is an affiliate of Seller and has a direct or indirect financial interest in Seller, and it will be to the direct financial interest and benefit of Guarantor to assist Seller to sell the Property to Buyer. Guarantor hereby acknowledges that this Joinder by Guarantor is required by Buyer as a condition precedent and an inducement to Buyer to purchase the Property under the Contract.

     IN WITNESS WHEREOF, Guarantor has executed this Joinder of Guarantor on the date of the Contract.

GUARANTOR:

NBS Loudoun Gateway V, L.L.C.,
a Delaware limited liability company

By:	18 Chai Corp., its Manager

By:

Name:

Title:

EXHIBIT “A”

Legal Description

DESCRIPTION OF
LOT 3B
GATEWAY NORTH
DULLES ELECTION DISTRICT
LOUDOUN COUNTY, VIRGINIA

          Beginning at point on the westerly right-of-way line of Sully Road (Route 28), said point also being the northeasterly corner of Lot 2, Gateway North, thence with the northerly line of Lot 2, Gateway North, the following two (2) courses;

     N 47° 35’ 42” W, 745.00 feet to a point;

     N 64° 15’ 24” W, 118.41;

     to a point on the easterly right-of-way line of Indian Creek Drive;

     thence departing the northerly line of Lot 2, Gateway North, and running with said easterly right-of-way line of Indian Creek Drive the following course:

     with a curve to the left whose radius is 815.00 feet, a distance of 132.29 feet and whose chord bearing and chord is N 21°05’ 35” E, 132.15 feet respectively to a point;

     thence departing said easterly right-of-way line of Indian Creek Drive and running through the land of the Lot 3, Gateway North, the following twelve (12) courses:

     S 73° 33’ 26” E, 52.99 feet to a point;

     S 65° 11’ 38” E, 49.23 feet to a point;

     S 22 º 00’ 19” E, 13.67 feet to a point;

     with a curve to the left whose radius is 117.00 feet, a distance of 7.99 feet and whose chord bearing and chord is N 62°29’ 53” E, 7.99 feet respectively, to a point;

     with a curve to the right whose radius is 284.00 feet, a distance of 73.91 feet and whose chord bearing and chord is N 67°59’ 53” E, 73.70 feet respectively, to a point;

     S 14° 32’ 47” E, 62.00 feet to a point;

     with a curve to the right whose radius is 222.00 feet, a distance of 149.64 feet and whose chord bearing and chord is S 85° 14’ 11” E, 146.82 feet respectively, to a point;

A-1

     S 65 º 55’ 36” E, 84.44 feet to a point;

     N 24° 04’ 24” E, 76.62 feet to a point;

     S 65° 55’ 36” E, 223.12 feet to a point;

     S 07° 42’ 38” E, 161.05 feet to a point;

     N 82° 17’ 22” E, 138.81 feet to a point;

     to a point on the aforesaid westerly right-of-way line of Sully Road, (Route 28), thence with the westerly right-of-way line of Sully Road the following four (4) courses;

     with a curve to the right whose radius is 5609.58 feet, a distance of 33.15 feet and whose chord bearing and chord is S 07°01’ 06” E, 33.15 feet respectively, to a point;

     S 43° 41’ 54” W, 89.58 feet to a point

     S 06° 02’ 38” E, 157.96 feet to a point

     with a curve to the right whose radius is 521.00 feet, a distance of 210.91 feet and whose chord bearing and chord is S 49°16’ 24” W, 209.47 feet respectively;

     to the point of beginning and containing 265,636 square feet or 6.09816 acres of land.

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EXHIBIT “B”

Permitted Encumbrances

1.	Easements granted to Loudoun County Sanitation Authority by instruments recorded in Deed Book 800, at Page 99, Deed Book 1077, at Page 1211 and in Deed Book 1618, at Page 417, all among the Land Records of Loudoun County, Virginia.

2.	Easements granted to Virginia Electric & Power Company by instruments recorded in Deed Book 13F, at Page 214 and in Deed Book 865, at Page 1172, both among the Land Records of Loudoun County, Virginia.

3.	Easements granted to the Commonwealth of Virginia by instrument recorded in Deed Book 405, at Page 444 among the Land Records of Loudoun County, Virginia.

4.	Storm Water Management Agreement recorded in Deed Book 870, at Page 87 among the Land Records of Loudoun County, Virginia.

5.	Terms, Provisions, Restrictions, Conditions, Easements and Reservations contained in instrument recorded in Deed Book 845, at Page 1279 among the Land Records of Loudoun County, Virginia.

6.	Easements per Plat of Subdivision recorded in Deed Book 870, at Page 149 among the Land Records of Loudoun County, Virginia:

(a)	10’ storm drainage easement

(b)	variable width storm drainage easement

(c)	25’ slope easement

(d)	existing 15’ L.C.S.A. water easement

(e)	existing 25’ L.C.S.A. sanitary sewer easement

(f)	building restriction lines on front, side and rear

(g)	Note 2: Route 28 entrance and Republic Drive right of way to be vacated at such time as grade separated interchanges are operational at Route 606/28 and Route 846/28.

7.	Covenants in: Deed Book 870, at Page 91; Certificate Subjecting Real Property to Declaration of Restrictive Covenants in Deed Book 870, at Page 152; incorporated by reference in Deed Book 870, at Page 162; Substitution of Declarant in Deed Book 964, at Page 450; Substitution of Declarant in Deed Book 1178, at Page 865; First Amendment in Deed Book 1201, at Page 212; Second Amendment in Deed Book 1348, at Page 1327; Third Amendment in Deed Book 1460, at Page 813; Substitution

B-1

of Declarant in Deed Book 1460, at Page 819; Fourth Amendment in Deed Book 1516, at Page 290, all among the Land Records of Loudoun County, Virginia.

8.	Easement granted to Washington Gas Light Company by instrument recorded in Deed Book 1616, at Page 808 among the Land Records of Loudoun County, Virginia.

B-2

EXHIBIT “C”

Tenant Estoppel Certificate

Loan No.: ___	AOL Corporate Center

     This Certificate is given to Carr Capital Corporation, a District of Columbia corporation, and its successors and assigns (“Purchaser”) and to Wachovia Bank, National Association, a national banking association (“Lender”), by America Online, Inc., a Delaware corporation (“Tenant”), with the understanding that Lender and its counsel will rely on this Certificate in connection with a proposed mortgage loan (the “Loan”) on the office building commonly known as AOL Corporate Center, located at 22980 Indian Creek Drive, Dulles, Virginia 20166 (the “Property”) and that Purchaser and its counsel will rely on this Certificate in connection with its purchase of the Property.

     Tenant hereby certifies as follows:

     1. The undersigned is the Tenant under that certain lease dated July 28, 2004 (the “Lease”) executed by National Build to Suit Loudoun Gateway IV, LLC (“Landlord”), as landlord and Tenant, as tenant. A true, correct and complete copy of the Lease is attached hereto. The Lease is the entire agreement between Landlord (or any affiliated party) and Tenant (or any affiliated party) pertaining to the leased premises. There are no amendments, modifications, supplements, arrangements, side letters or understandings, oral or written, of any sort, of the Lease.

     2. Tenant’s Lease terms: approximately 102,987 rentable square feet (the “Premises”); the commencement date of the term of the Lease is February 1, 2005; the expiration date of the term of the Lease is January 31, 2012; the initial fixed annual minimum rent is $1,532,446.56, payable monthly in advance on the first day of each calendar month; the next rent payment of $127,703.88 is due on March 1, 2005; no rent has been prepaid except for the current month; Tenant agrees not to pay rent more than one month in advance; rent payments began on February 1, 2005; the fixed annual minimum rent is subject to rental increases as set forth in the Lease; Tenant’s percentage share of operating expenses/common area charges, insurance and real estate taxes is 100%; all rent has been paid through February 28, 2005; and Tenant has paid a security deposit of $0.00.

     3. Tenant does not have any right or option to: renew or extend the term of the Lease, or to expand into any additional space, or to terminate the Lease in whole or in part prior to the expiration of the term, or to purchase all or any part of the Property or the Premises, except (i) two (2), 5-year renewal options pursuant to Section 43 of the Lease, (ii) a one time termination option pursuant to Section 44 of the Lease, and (iii) a right of first offer to purchase the Property pursuant to Section 49 of the Lease.

     4. The Lease has been duly executed and delivered by, and is a binding obligation of, Tenant, and the Lease is in full force and effect.

     5. Tenant has unconditionally accepted the Premises and is satisfied with all the work done by and required of Landlord; Tenant has taken possession and is in occupancy of the Premises and is open for business; rent payments have commenced, and all tenant improvements in the Premises to have been completed by Landlord have been completed; and as of the date hereof Tenant is not aware of any defect in the Premises. Tenant’s parking rights comprise the parking spaces shown on Appendix D to the Lease and, as of the date hereof, Tenant is satisfied with such parking facilities.

     6. All obligations of Landlord under the Lease have been performed, and Landlord is not in default under the Lease. There are no offsets or defenses that Tenant has against the full enforcement of the Lease by Landlord. No free periods of rent, tenant improvements, contributions or other concessions have been granted to Tenant; Landlord is not reimbursing Tenant or paying Tenant’s rent obligations under any other lease; and Tenant has not advanced any funds for or on behalf of Landlord for which Tenant has a right of deduction from, or set off against, future rent payments.

     7. Tenant is not in default under the Lease. Tenant has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises. Tenant is not insolvent and is able to pay its debts as they mature. Tenant has not declared bankruptcy or similar insolvency proceeding, and has no present intentions of doing so, no such proceeding has been commenced against Tenant seeking such relief, and Tenant has no knowledge that any such proceeding is threatened.

     8. Tenant hereby acknowledges and agrees that Tenant’s rights under the Lease shall be subject and subordinate to Lender’s rights under any mortgage, deed of trust or similar agreement given by Landlord in connection with the Loan. Tenant shall attorn to and accept performance by Lender of any covenant, agreement or obligation of Landlord contained in the Lease with the same force and effect as if performed by Landlord. In no event, however, shall Lender be obligated to perform any such covenant, agreement, or obligation of Landlord under the Lease.

     9. The term “Lender” as used herein includes any successor or assign of the named Lender and the term “Landlord” as used herein includes any successor or assign of the named Landlord. The person executing this Estoppel Certificate is authorized by Tenant to do so and execution hereof is the binding act of Tenant enforceable against Tenant.

Dated: ___________________, 2005.

TENANT: AMERICA ONLINE, INC., a Delaware corporation
By:
Name:
Title:

EXHIBIT “D”

Property Information

1.	The most recent ALTA survey for the Property;

2.	All executed leases (and amendments thereto) (the “Leases”) regarding all space occupied by tenants at the Property (the “Tenants”).

3.	copies of the tax and utility bills for the Property for calendar years 2003, 2004, and 2005, if available;

4.	cash basis, unaudited operating statements (including operating expense information) prepared by the property manager for the calendar year 2004;

5.	the most recent environmental site assessment

6.	the most recent engineering report for the Property;

7.	Construction and Design Documents: Base Building Documents (plans and specifications) plus any revisions Tenant Improvement Plans Public Space Finish Specifications (if different from Base Building Plans) Close out Manual for each TI project CADD drawings on disk

8.	Property Management: Control system as builts and instructions Mechanical operation and maintenance logs

9.	all Warranties;

10.	certificate of occupancy/non-Residential Use Permits for the Property and all Tenant space therein;

11.	Seller’s proposed operating budget for the Property for 2005;

12.	a current rent roll for the Property in the form currently maintained by Seller;

13.	list of all security deposits, rent abatements, and Landlord payments to the Tenants (including but not limited to tenant improvement allowances and architectural fees for test fits);

14.	tenant representatives’ agreement (commission agreements, etc.);

15.	all Commission Agreements, including list of commission payments made and list of the balance of unpaid commissions, if any, attributable to the initial term of the Leases;

16.	evidence of insurance delivered by the Tenants as required under the Leases;

17.	current Tenant Financial Statements for AOL;

D-1

18.	A list of all Service Agreements including service, maintenance, equipment and/or supply contracts, and amendments thereto;

19.	Seller’s architect’s schedule and plans to support the rentable square footage and gross building area calculations using the current BOMA method of measurement;

20.	any other Property-related information in Seller’s possession that is reasonably requested by Purchaser; and

21.	all pleadings, motions or orders filed to date in the Pending Action.

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EXHIBIT “E”

Form of Warranty Deed

AFTER RECORDING,

PLEASE RETURN TO:
Colin J. Smith, Esq.
Watt, Tieder, Hoffar & Fitzgerald, L.L.P.
7929 Westpark Drive, Suite 400
McLean, Virginia 22102

DEED

     THIS DEED is made and entered into on this ___day of ___, 20005, by and between NBS Loudoun Gateway IV, L.L.C., a Delaware limited liability company, whose address is ___(“Grantor”), and ___, a ___, whose address is ___(“Grantee”).

W I T N E S S E T H:

     For and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby GRANT, BARGAIN, SELL and CONVEY, with Special Warranty, unto Grantee, its successors and assigns, in fee simple, the parcel of land located in Loudoun County, Virginia described on Exhibit A attached hereto.

     TOGETHER with all buildings, fixtures and other improvements located in or on such parcel of land; and

     TOGETHER with all easements, rights-of-way, appurtenances, licenses and privileges belonging or appurtenant to such land; and

     TOGETHER with all mineral, gas, oil and water rights, sewer rights, other utility rights, and development rights now or hereafter allocated or allocable to such land; and

     TOGETHER with all right, title and interest of Grantor in and to any land lying in the bed of any street, road, avenue or alley, open or closed, adjacent to such land, to the center line thereof.

E-1

     TO HAVE AND TO HOLD all of the aforesaid property (the “Property”) unto the use and benefit of Grantee, its successors and assigns, in fee simple forever.

     This conveyance is expressly made subject to easements, covenants, conditions and restrictions of record insofar as they lawfully affect the Property.

     Grantor covenants that it has the right to convey the Property to Grantee and that Grantor will execute such further assurances of the Property as may be requisite.

     IN WITNESS WHEREOF, Grantor has caused its duly authorized officer to execute and deliver this Deed as of the date first above written.

GRANTOR:

NBS Loudoun Gateway IV, L.L.C. a Delaware limited liability company

By:	18 Chai Corp., its Manager

By:

Name:
Title:

[Appropriate form of acknowledgment to be inserted here.]

E-2

EXHIBIT “F”

Bill of Sale

     THIS BILL OF SALE (this “Bill of Sale”) is executed on this ___day of ___, 2005, by NBS Loudoun Gateway IV, L.L.C., a Delaware limited liability company (“Seller”), having an office at ___, in favor of ___ (“Purchaser”), a ___, having an office at ___.

     1. Property. The “Property” shall mean the real property located in Loudoun County, Virginia, legally described in Exhibit A attached to this Bill of Sale, and known as 22980 Indian Creek Drive, Dulles, Virginia.

     2. Personal Property. The “Personal Property” shall mean all furniture, furnishings, fixtures, equipment, tools and other tangible personal property of every kind and description owned by Seller and attached or appurtenant to, located on or used or useful in connection with the management, operation, maintenance and repair of the Property, including, but not limited to, Seller’s inventory of spare and replacement parts. Seller’s inventory of consumable supplies and the articles of personal property which are described in Exhibit 1 attached to this Bill of Sale.

     3. Sale. For good and valuable consideration received by Seller, the receipt and sufficiency of which are hereby acknowledged. Seller hereby sells, assigns and transfers the Personal Property to Purchaser. Seller covenants and agrees to warrant and forever defend title to the Personal Property unto Purchaser against all and every person or persons. Except as set forth in the immediately preceding sentence. Seller makes no warranties or representations as to the Personal Property.

     IN WITNESS WHEREOF, Seller has executed this Bill of Sale the day and year first above written.

SELLER:

NBS Loudoun Gateway IV, L.L.C., a Delaware limited liability company

By:	18 Chai Corp., its Manager

By:

Name:
Title:

F-1

EXHIBIT “G”

Assignment and Assumption of Certain Leases,
Tenancies and Written Contracts

     THIS ASSIGNMENT AND ASSUMPTION (this “Assignment”) is entered into on this ___day of ___2005, between NBS Loudoun Gateway IV, L.L.C., a Delaware limited liability company (i) (“Assignor”) having an office at ___, and (ii) ___, a ___(“Assignee”), having an office at ___.

     1. Property. The “Property” shall mean the real property located in Loudoun County, Virginia, and known as 22980 Indian Creek Drive, Dulles, Virginia, legally described in Exhibit A to this Assignment.

     2. Lease and Tenant. The “Lease” shall mean the Lease affecting the Property listed on Exhibit B to this Assignment. The “Tenant” shall mean the tenant under the Lease.

     3. Contracts. The “Contracts” shall mean all maintenance, supply and service contracts relating to the Property listed in Exhibit C to this Assignment.

     4. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee all right, title and interest of Assignor (i) in and to each of the Contracts, and (ii) as landlord in and to the Lease, including all rights of the Assignor against the Tenant (and such Tenant’s assigns, sublessees and agents) who may have caused or otherwise be responsible for any contamination of the Property with Hazardous Materials (as defined in the Purchase Contract pursuant to which this Assignment is being delivered).

     5. Assumption. Assignee hereby assumes and agrees to be bound by all of the covenants, agreements and obligations of Assignor (i) under the Contracts, and (ii) as landlord under the Lease, which shall arise or be incurred, or which are required to be performed on and after the date of this Assignment.

     6. Indemnification.

          (a) Assignor agrees to indemnify, defend and hold Assignee harmless from and against all claims and demands of the Tenant or a vendor under a Contract arising as a result of Assignor’s performance of, or failure to perform, the covenants, agreements and obligations of the landlord under the Lease and the vendee under the Contracts to be kept and performed by

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Assignor as such landlord or vendee, as the case may be, before the date of this Assignment and Assignor shall pay all costs and expenses (including reasonable attorney’s fees) incurred by Assignee in enforcing this indemnity.

     (b) Assignee agrees to indemnify, defend and hold Assignor harmless from and against all claims and demands of the Tenant or a vendor under a Contract arising as a result of Assignee’s performance of, or failure to perform, the covenants, agreements and obligations of the landlord under the Lease and the vendee under the Contracts to be kept and performed by Assignee as such landlord or vendee, as the case may be, on and after the date of this Assignment and Assignee shall pay all costs and expenses (including reasonable attorney’s fees) incurred by Assignor in enforcing this indemnity.

     7. Binding Effect. This Assignment shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns.

     8. Exhibits. The Exhibits referred to in this Assignment and attached here to are incorporated herein by this reference and made a part hereof.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment on the day and year first above written.

ASSIGNOR:

NBS Loudoun Gateway IV, L.L.C., a Delaware limited liability company

By:	18 Chai Corp., its Manager

By:

Name:
Title:

ASSIGNEE:

By:

Name:
Title:

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EXHIBIT “H”
Assignment of Licenses, Intangibles and Warranties

     THIS ASSIGNMENT OF LICENSES, INTANGIBLES AND WARRANTIES (this “Assignment”) is entered into on this ___day of ___20005, by NBS Loudoun Gateway IV, L.L.C., a Delaware limited liability company (i) (“Assignor”), having an office at ,___in favor of (ii) ___, a ___(“Assignee”), having an office at ___.

     1. Property. The term “Property” shall mean the real property located in Loudoun County, Virginia, known as 22980 Indian Creek Drive, Dulles, Virginia, legally described in Exhibit A to this Assignment.

     2. Permits and Licenses. The term “Licenses” shall mean all licenses, authorizations, approvals and permits, if any, issued by any governmental authority and relating to Assignor’s (but not the Tenant’s) operation, ownership or maintenance of the Property.

     3. Intangibles. The term “Intangibles” shall mean all right, title and interest of Assignor, if any, in and to the use of the trade name “Loudoun Gateway IV” in connection with the operation of the Property, all logos used in connection with the Property, in each case if existing and to the extent assignable; provided that, Assignor makes no representation of having any right, title or interest in and to the use of the name “Loudoun Gateway IV.”

     4. Warranties. The term “Warranties” shall mean all currently effective warranties or guaranties given by any contractor, supplier or manufacturer of any personal property installed in or used in connection with the Property to Assignor or its agent for any work performed or improvements on the Property.

     5. Assignment of Licenses. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee all right, title and interest of Assignor in and to the Licenses. This Assignment shall not be effective as to any License which, by its terms or as a matter of law, cannot be assigned.

     6. Assignment of Intangibles. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee all of its right, title and interest, if any, in and to the Intangibles.

     7. Assignment of Warranties. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee all right, title and interest of Assignor in and to the Warranties. This Assignment shall not be effective as to any of the Warranties which, by its terms or as a matter of law, cannot be assigned.

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     8. Binding Effect. This Assignment shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns.

     9. Exhibits. The Exhibits referred to in this Assignment and attached here to are incorporated herein by this reference and made a part hereof.

     IN WITNESS WHEREOF, Assignor has executed this Assignment on the day and year first above written.

ASSIGNOR:

NBS Loudoun Gateway IV, L.L.C., a Delaware limited liability company

By:	18 Chai Corp., its Manager

By:

Name:
Title:

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EXHIBIT “I”

Subordination, Non-disturbance and Attornment Agreement

          This Subordination, Non-Disturbance and Attornment Agreement (the “Agreement”) is dated as of the ___day of ___, 2005, between Wachovia Bank, National Association, a national banking association (“Lender”), and America Online, Inc., a Delaware corporation (“Tenant”).

RECITALS

          A. Tenant is the tenant under a certain lease (the “Lease”) dated July 28, 2004 with National Build to Suit Loudoun Gateway IV, LLC, a Delaware limited liability company (“Landlord”), of premises described in the Lease (the “Premises”) located in a certain office building known as AOL Corporate Center located at 22980 Indian Creek Drive, Dulles, Virginia 20166 and more particularly described in Exhibit A attached hereto and made a part hereof (such office building, including the Premises, is hereinafter referred to as the “Property”).

          B. This Agreement is being entered into in connection with a mortgage loan (the “Loan”) being made by Lender to Landlord, to be secured by, among other things: (a) a first mortgage, deed of trust or deed to secure debt on and of the Property (the “Mortgage”) to be recorded with the registry or clerk of the county in which the Property is located; and (b) a first assignment of leases and rents on the Property (the “Assignment of Leases and Rents”) to be recorded. The Mortgage and the Assignment of Leases and Rents are hereinafter collectively referred to as the “Security Documents”.

          C. Tenant acknowledges that Lender will rely on this Agreement in making the Loan to Landlord.

AGREEMENT

     For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Tenant agrees that the Lease is and shall be subject and subordinate to the Security Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of the secured obligations and the Security Documents, to the full extent of all amounts secured by the Security Documents from time to time. Said subordination is to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof.

     2. Lender agrees that, if the Lender exercises any of its rights under the Security Documents, including an entry by Lender pursuant to the Mortgage or a foreclosure of the Mortgage, Lender shall not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace period of any term, covenant or condition of the Lease.

     3. Tenant agrees that, in the event of a foreclosure of the Mortgage by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to fee ownership, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.

     4. Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:

          (a) liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord), or

          (b) subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), or

          (c) bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), or

          (d) bound by any obligation to make any payment to Tenant which was required to be made prior to the time Lender succeeded to any prior Landlord’s interest, or

          (e) accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender, or

          (f) bound by any surrender, termination, amendment or modification of the Lease made without the consent of Lender.

     5. Tenant agrees that, notwithstanding any provision hereof to the contrary, the terms of the Mortgage shall continue to govern with respect to the disposition of any insurance proceeds or eminent domain awards, and any obligations of Landlord to restore the real estate of which the Premises are a part shall, insofar as they apply to Lender, be limited to insurance proceeds or eminent domain awards received by Lender after the deduction of all costs and expenses incurred in obtaining such proceeds or awards.

     6. Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord, and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Lender such additional period of time as may be reasonable to enable Lender to remedy, or cause to be remedied, any such default in addition to the period given to Landlord for remedying, or causing to be remedied, any such default. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. No Landlord default under the Lease shall exist or shall be deemed to exist (i) as long as Lender, in good faith, shall have commenced to cure such default within the above referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, as long as Lender, in good faith, shall have notified Tenant that Lender intends to institute proceedings under the Security Documents, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence. In the event of the termination of the Lease by reason of any default thereunder by Landlord, upon Lender’s written request, given within thirty (30) days after any such termination, Tenant, within fifteen (15) days after receipt of such request, shall execute and deliver to Lender or its designee or nominee a new lease of the Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease. Lender shall have the right, without Tenant’s consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of the Mortgage or to exercise any other remedies under the Security Documents.

     7. Tenant hereby consents to the Assignment of Leases and Rents from Landlord to Lender in connection with the Loan. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in said assignments, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Premises. Tenant agrees that upon receipt of a written notice from Lender of a default by Landlord under the Loan, Tenant will thereafter, if requested by Lender, pay rent to Lender in accordance with the terms of the Lease.

     8. The Lease shall not be assigned by Tenant, modified, amended or terminated (except a termination that is permitted in the Lease without Landlord’s consent) without Lender’s prior written consent in each instance.

     9. Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a recognized commercial courier service providing for a receipt, addressed to Tenant or Lender, as the case may be, at the following addresses:

If to Tenant:

America Online, Inc.
22110 Pacific Boulevard
Dulles, Virginia 20166-9323
Attn: Director of Real Estate, Deborah M. Rochkind
Fax No.: (703)265-1509

with a copy to:

America Online, Inc.
22000 AOL Way
Dulles, Virginia 20166-9323
Attn: Assistant General Counsel, Gretal J. Toker, Esq.
Fax No.: (703)265-1008

If to Lender:	Wachovia Bank, National Association Commercial Real Estate Services 8739 Research Drive URP-4 NC 1075 Charlotte, North Carolina 28262 Loan Number: Attention: Portfolio Management Fax: (704) 715-0036

with a copy to:	Attention: , Esq.

     10. The term “Lender” as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the terms “Tenant” and “Landlord” as used herein include any successor and assign of the named Tenant and Landlord herein, respectively; provided, however, that such reference to Tenant’s or Landlord’s successors and assigns shall not be construed as Lender’s consent to any assignment or other transfer by Tenant or Landlord.

     11. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Lender.

     12. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

          This Agreement shall be construed in accordance with the laws of the state of in which the Property is located.

          The person executing this Agreement on behalf of Tenant is authorized by Tenant to do so and execution hereof is the binding act of Tenant enforceable against Tenant

     Witness the execution hereof [under seal] as of the date first above written.

LENDER: WACHOVIA BANK, NATIONAL ASSOCIATION
By:
Name:
Title:

TENANT: AMERICA ONLINE, INC., a Delaware corporation
By:
Name:
Title:

     The undersigned Landlord hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement.

LANDLORD:
By:
Name:
Title:

STATE OF NORTH CAROLINA )
) SS.
COUNTY OF MECKLENBURG )

     On ___, 2005, personally appeared the above-named ___, the ___of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, and acknowledged the foregoing to be the free act and deed of said association, before me.

Notary Public
My commission expires:

COMMONWEALTH OF VIRGINIA )
) SS.
COUNTY OF )

     On ___, 2005 personally appeared the above-named ___, the ___, of America Online, Inc., a Delaware corporation and acknowledged the foregoing to be the free act and deed of said corporation, before me.

Notary Public
My commission expires:

COMMONWEALTH OF VIRGINIA )
) SS.
COUNTY OF )

     On ___, 2005 personally appeared the above-named ___, the ___, of and its assigns and acknowledged the foregoing to be the free act and deed of said corporation, before me.

Notary Public
My commission expires: